Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Maplebear Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Other(2)	13,952,323(4)	$31.52(2)	$439,777,221	0.00014760	$64,912
Equity	Common Stock, par value $0.0001 per share	Other(3)	2,790,465(5)	$26.80(3)	$74,784,462	0.00014760	$11,039
Total Offering Amounts					$514,561,683		$75,951
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$75,951
___________
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock (“Common Stock”) of Maplebear Inc. (the “Registrant”) that become issuable under the Registrant’s 2023 Equity Incentive Plan (the “2023 Plan”) and the Registrant’s 2023 Employee Stock Purchase Plan (the “2023 ESPP”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s Common Stock.
(2)Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 27, 2024.
(3)Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 27, 2024, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2023 ESPP.
(4)Represents the automatic increase to the number of shares of the Registrant’s Common Stock available for issuance under the 2023 Plan effective January 1, 2024, as provided for under the 2023 Plan.
(5)Represents the automatic increase to the number of shares of the Registrant’s Common Stock available for issuance under the 2023 ESPP effective January 1, 2024, as provided for under the 2023 ESPP.